UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2021
KAR Auction Services, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11299 N. Illinois Street
Carmel, Indiana 46032
(Address of principal executive offices)
(Zip Code)

(800) 923-3725
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KAR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On November 2, 2021, KAR Auction Services, Inc. (“KAR” or the "Company") issued a press release announcing its financial results for the three and nine months ended September 30, 2021. KAR will host an earnings conference call and webcast, Wednesday, November 3, 2021 at 8:30 a.m, Eastern Daylight Time. The conference call may be accessed by calling 1-844-778-4145 and entering participant code 2698167 and the live webcast may be accessed at the investors section of www.karglobal.com. The call will be hosted by KAR's Chief Executive Officer, Peter Kelly and Executive Vice President and Chief Financial Officer, Eric Loughmiller. The call will feature a review of operating highlights and financial results for the three and nine months ended September 30, 2021. The press release dated November 2, 2021 is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference in its entirety.

On November 2, 2021, KAR also posted supplemental financial information for the three and nine months ended September 30, 2021, and Earnings Slides for the three and nine months ended September 30, 2021. The supplemental financial information and Earnings Slides can be located at the investors section of www.karglobal.com. The supplemental financial information and Earnings Slides posted on November 2, 2021 are attached to this Current Report on Form 8-K as Exhibits 99.2 and 99.3, respectively, and are incorporated herein by reference in their entirety.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On October 27, 2021, the Board of Directors (the “Board”) of the Company increased the size of the Board to ten (10) directors and elected Sanjeev Mehra to the Board, effective immediately. Mr. Mehra will serve for a term expiring at the 2022 annual meeting of the Company’s stockholders and until his successor is duly elected and qualified.

Mr. Mehra, age 62, has served as Managing Partner of Periphas Capital, LP, a private equity investing firm focused on making investments in technology-enabled businesses, business services, industrials and consumer industries, since he founded the firm in 2017. Mr. Mehra has also served as Chief Executive Officer and a member of the Board of Directors of Periphas Capital Partnering Corporation, a special purpose acquisition company, since September 2020. Mr. Mehra was employed at Goldman, Sachs & Co. (“Goldman”) from 1986 to 2017, where he served as a Partner from 1998 to 2017. Mr. Mehra was a founding member of Goldman’s Principal Investment Area (“PIA”), the firm’s private investing arm of its Merchant Banking Division, and served on the PIA Investment Committee from 1998 to 2017. Mr. Mehra held a range of senior positions at Goldman, including vice chairman of the global private equity business, and prior to that, co-head of the Americas private equity business. Mr. Mehra has served on the board of directors of over 25 companies, including on the Board of the Company from 2007 until 2013. Mr. Mehra received his MBA from Harvard Business School and a BA from Harvard College. In June 2020, the Company issued an aggregate of 50,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share, to Periphas Kanga Holdings, LP, an affiliate of Periphas Capital GP, LLC, for an aggregate purchase price of $50 million.

Mr. Mehra has elected to waive his rights to the compensation arrangements for non-employee directors as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2021. There are no arrangements or understandings between Mr. Mehra and any other person pursuant to which he was selected as a director. There are no transactions in which Mr. Mehra has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.

    (d) Exhibits

        EXHIBIT NO.            DESCRIPTION OF EXHIBIT

99.1    Press release dated November 2, 2021 – “KAR Auction Services, Inc. Reports Third Quarter 2021 Financial Results”

99.2    KAR Auction Services, Inc. Third Quarter 2021 Supplemental Financial Information – November 2, 2021

99.3    KAR Auction Services, Inc. Third Quarter 2021 Earnings Slides – November 2, 2021

104    Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:    November 2, 2021                KAR Auction Services, Inc.

                            /s/ Eric M. Loughmiller
                            Eric M. Loughmiller
Executive Vice President and Chief Financial Officer